UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

GEORGIA	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01—Completion of Acquisition or Disposition of Assets.

On July 1, 2016, AGL Resources Inc., a Georgia corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 23, 2015 (the “Merger Agreement”), by and among the Company, The Southern Company, a Delaware corporation (“Southern Company”), and AMS Corp., a Georgia corporation and wholly owned subsidiary of Southern Company (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Southern Company.

The information set forth in Item 3.03 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2015.

Item 3.01—Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2016, the Company (i) notified the New York Stock Exchange (the “NYSE”) that, upon consummation of the Merger, trading in Company common stock should be suspended and listing of Company common stock on the NYSE should be removed and (ii) requested that, upon consummation of the Merger, the NYSE file with the SEC a notification of removal from listing on Form 25 to effect the delisting and deregistration of the Company common stock, par value $5.00 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Trading of the Company common stock on the NYSE was suspended prior to market open on July 1, 2016.

In addition, the Company intends to file with the SEC a Form 15 requesting termination of registration of the Company common stock under Section 12(g) of the Exchange Act.

Item 3.03—Material Modification to Rights of Security Holders.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, was converted into the right to receive $66.00 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each option award to purchase shares of Company common stock granted under any Company equity incentive plan that was vested and outstanding immediately prior to the Effective Time, was canceled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company common stock subject to such option and (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such option.

At the Effective Time, each award of restricted shares or restricted stock units of Company common stock granted under any Company equity incentive plan that was outstanding immediately prior to the Effective Time was deemed to be fully vested and was canceled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company common stock subject to such award and (ii) the Merger Consideration, together with any dividends credited thereto.

At the Effective Time, each award of performance share units granted under any Company equity incentive plan that was outstanding immediately prior to the Effective Time was assumed by Southern Company and converted into an award of restricted stock units with respect to a number of shares of Southern Company common stock equal to the product of (i) the greater of (A) 125% of the number of units underlying such award based on target level achievement of all relevant performance goals and (B) the number of units underlying such award based on the actual level of achievement of all relevant performance goals against target as of immediately prior to the Effective Time and (ii) an exchange ratio based on the Merger Consideration as compared to the volume-weighted average price per share of Southern Company common stock on the NYSE, on the same terms and conditions relating to vesting schedule and payment terms, and otherwise on similar terms and conditions, as were applicable to such performance share unit award as of immediately prior to the Effective Time, subject to certain exceptions.

At the Effective Time, each award of deferred stock units granted under any Company deferred compensation plan that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares of Company common stock subject to such award and (ii) the Merger Consideration, together with any dividends credited thereto.

The foregoing description of the rights of holders of Company common stock and of equity-based and incentive awards under the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2015.

Item 5.01—Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred, and Merger Sub merged with and into the Company. As a result, the Company became a wholly owned subsidiary of Southern Company, with Southern Company owning 100% of the Company common stock.

The aggregate consideration paid in connection with the Merger was approximately $8 billion, which consideration was funded by Southern Company from a combination of the proceeds of debt and equity offerings and existing cash on hand.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a written consent of the Board of Directors of the Company, the size of the Board of Directors of the Company was decreased to eight members effective as of the next annual meeting of the Company shareholders or the date of the written consent signed by the Company’s shareholders in lieu thereof.  On July 1, 2016, following the Effective Time, pursuant to a written consent of Southern Company, as the sole shareholder of the Company, in lieu of an annual meeting of shareholders, Sandra N. Bane, Thomas D. Bell, Jr., Charles R. Crisp, Andrew W. Evans, Brenda J. Gaines, John E. Rau and James A. Rubright were each re-elected as directors of the Company, and Kimberly S. Greene was elected as a director of the Company.

The officers of the Company remain unchanged following the completion of the Merger.

In connection with the Merger, on May 2, 2016, the Compensation Committee of the Board of Directors of the Company approved, and the Board of Directors of the Company ratified such approval on May 3, 2016, the termination of the Company’s Amended and Restated Employee Stock Purchase Plan, which termination became effective immediately prior to the Effective Time.

Item 5.03—Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the Merger, the Company’s articles of incorporation were amended and restated in their entirety to be in the form of the articles of incorporation of Merger Sub, except with respect to: (i) Article I, which was amended to reflect that the name of the Company is “AGL Resources Inc.”; (ii) Article II, which authorizes 110,000,000 shares of stock, consisting of 100,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock; (iii) the removal of Articles III, IV and V, which related to incorporation matters; and (iv) Articles VI and VII (now labeled Articles III and IV), which were amended to include the provisions regarding exculpation and indemnification of directors from the Company’s articles of incorporation as they existed immediately prior to the Effective Time.  A copy of the Company’s amended and restated articles of incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference in its entirety.

At the Effective Time, pursuant to the Merger Agreement, the Company’s bylaws were amended and restated in their entirety to be in the form of the amended and restated bylaws of Merger Sub, except with respect to the name of the Company, which remains “AGL Resources Inc.”  A copy of the Company’s amended and restated bylaws is attached as Exhibit 3.2 hereto and incorporated herein by reference in its entirety.

Item 8.01—Other Events.

A copy of the joint press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of August 23, 2015, by and among The Southern Company, AMS Corp. and AGL Resources Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of AGL Resources Inc. filed on August 24, 2015).

3.1	Amended and Restated Articles of Incorporation of AGL Resources Inc.

3.2	Amended and Restated Bylaws of AGL Resources Inc.

99.1	Joint Press Release of The Southern Company and AGL Resources Inc. announcing the closing of the Merger, dated July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.

Date: July 1, 2016	By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta
Title: Executive Vice President, General Counsel and
Chief Ethics and Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of August 23, 2015, by and among The Southern Company, AMS Corp. and AGL Resources Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of AGL Resources Inc. filed on August 24, 2015).

3.1	Amended and Restated Articles of Incorporation of AGL Resources Inc.

3.2	Amended and Restated Bylaws of AGL Resources Inc.

99.1	Joint Press Release of The Southern Company and AGL Resources Inc. announcing the closing of the Merger, dated July 1, 2016.